EXHIBIT 5

[LETTERHEAD OF GREENBERG TRAURIG, LLP]

February 15, 2005

GameTech International, Inc.
900 Sandhill Road
Reno, Nevada 89511

Re:	Registration Statement on Form S-8 GameTech International, Inc.

Gentlemen:

     As legal counsel to GameTech International, Inc., a Delaware corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about February 15, 2005 in connection with the registration under the Securities Act of 1933, as amended, of 2,000,000 shares of the Company’s common stock, par value $0.001 per share, (the “Common Stock”) issuable pursuant to the Company’s Amended and Restated 1997 Incentive Stock Plan (the “Plan”). The shares of Common Stock issuable pursuant to the Plan are referred to as the “Shares.” The facts, as we understand them, are set forth in the Registration Statement.

     With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

     A. The Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State, as amended through the date hereof;

     B. The Second Amended and Restated Bylaws of the Company, as amended through the date hereof;

     C. Resolutions of the Board of Directors of the Company approving the amendment to the Plan adopted at a meeting of the Board of Directors on February 8, 1999;

     D. Minutes of the April 29, 1999 Annual Meeting of Stockholders of the Company, at which the stockholders approved the amendment to the Plan as adopted by the Board of Directors; and

     E. The Registration Statement.

     Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid, and nonassessable.

     Our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

     We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

Very truly yours,
/s/ Greenberg Traurig, LLP